UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA HOUSING & LAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	6513	20-1334845
(State or other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province
China 710054
86-029-82582632

(Address and telephone number of principal executive offices and principal place of business)

Feng, Xiaohong, Chief Executive Officer
China Housing & Land Development, Inc.
6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province
China 710054
86-029-82582632

(Name, address and telephone number of agent for service)

Copies to:
Jiannan Zhang, Esq.
Cadwalader, Wickersham & Taft LLP
79 Jianguo Road, China Central Place Tower 2-2301,
Beijing, P. R. China 100035
TEL: 86-10-6599-7270
FAX: 86-10-6599-7300

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

China Housing & Land Development, Inc. (the “Company”) hereby submits this Amendment No. 3 (the “Amendment”) to the Registration Statement on Form S-3 filed on October 14, 2010 (File No. 333-169933) (the “Registration Statement”). The Company hereby amends the Registration Statement (i) to incorporate by reference the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2011, as well as its Current Report on Form 8-K filed with the SEC on December 21, 2010 and its Information Statement on Schedule 14C filed on January 20, 2011, and as such hereby amends and restates in its entirety the section captioned “Incorporation by Reference”, (ii) to provide an updated auditor’s consent and (iii) to clarify that all documents filed by the Company under the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement shall also be deemed to be incorporated by reference into the prospectus contained in the Registration Statement. Except to the extent amended herein, the Registration Statement remains in full force and effect. Except as described herein, there are no changes to the Registration Statement, and we do not purport by this Amendment to otherwise update any of the information contained in the Registration Statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2009, which was filed on March 15, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010;

•
our Current Reports on Form 8-K, filed on October 26, 2009, March 19, 2010, May 20, 2010, June 17, 2010, July 16, 2010, August 13, 2010, September 13, 2010, November 2, 2010, December 21, 2010, and February 4, 2011;

•	our Information Statement on Schedule 14C filed on January 20, 2011;

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on May 14, 2008.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: China Housing & Land Development, Inc., 6 Youyi Dong Lu, Han Yuan 4 Lou , Xi'An, Shaanxi Province , China 710054 , and our telephone number is 86-029-82582632.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits
(a)	Exhibits.

Exhibit
Number	Description

23.1	Consent of MSCM LLP (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 24, 2011.

CHINA HOUSING & LAND DEVELOPMENT, INC.

By:	/s/ Xiaohong Feng
Name:	Xiaohong Feng
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Cangsang Huang
Name:	Cangsang Huang
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xiaohong Feng and Cangsang Huang, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement on Form S-3.

SIGNATURE	TITLE	DATE

/s/ Xiaohong Feng	Chief Executive Officer	February 24, 2011
Feng Xiaohong	(Principal Executive Officer)

/s/ Pingji Lu	Chairman of the Board	February 24, 2011
Pingji Lu

/s/ Heung Sang Fong	Independent Director	February 24, 2011
Heung Sang Fong

/s/ Albert McLelland	Independent Director	February 24, 2011
Albert McLelland

/s/ Michael Marks	Independent Director	February 24, 2011
Michael Marks

/s/ Suiyin Gao	Independent Director	February 24, 2011
Suiyin Gao

/s/ Cangsang Huang	Chief Financial Officer	February 24, 2011
Cangsang Huang	(Principal Financial and Accounting Officer)